PRESS RELEASE

Contact Information:
TXO Partners
Brent W. Clum
President, Business Operations & CFO
817.334.7800
ir@txopartners.com

Release Date:
June [25], 2024

TXO PARTNERS, L.P. ANNOUNCES ENTRY INTO DEFINITIVE AGREEMENTS FOR ASSETS IN THE GREATER WILLISTON BASIN

Fort Worth, TX, JUNE 25, 2024—TXO Partners, L.P. (NYSE: TXO) (“TXO”) announced today that it has entered into separate purchase agreements with Eagle Mountain Energy Partners (A Pearl Energy Investments Portfolio Company) and a private company to purchase assets in the Elm Coulee field in Montana and the Russian Creek field in North Dakota for total cash considerations of $243 million and 2.5 million common units of TXO, subject to customary purchase price adjustments.

“TXO uniquely operates as a production and distribution entity, which focuses on cash flow from our legacy assets. As significant owners, our leadership is focused, determined and disciplined,” stated Bob R. Simpson, Chairman and CEO. “This acquisition in the Elm Coulee field represents the return to a region where our team previously had success. We expect the significant oil-in-place targets, with the application of our technology, to create equity value while delivering high returns.”

“With an eye to a stronger future, we have diligently looked at many candidates in the last seventeen months as a public company. We believe the combination of these two assets fits perfectly with our expertise and capital allocation strategy. These transactions provide the right blend of low decline rate, high margin and growth potential for TXO,” commented Brent Clum, the President of Business Operations and CFO. “We expect these assets to be accretive on every relevant measure, but most importantly to cash flow and distributions. It’s a natural evolution to creating equity value.”

Each of the transactions are expected to close in the third quarter of 2024, subject to satisfaction of customary closing conditions. If consummated, the transactions are expected to add approximately 4,500 daily barrels of oil equivalent production (~90% liquids) and Proved Developed reserves of approximately 17,000 Mboe, as of April 1, 2024 as determined by Cawley, Gillespie & Associates using SEC pricing.

TXO’s counsel in connection with the Acquisitions is Welborn Sullivan Meck & Tooley, P.C. EMEP’s financial advisor for the sale of its assets to TXO is Jefferies LLC and its counsel is O'Melveny & Myers LLP.

About TXO Partners, L.P.
TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquid reserves in North America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico and the San Juan Basin of New Mexico and Colorado.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements include statements regarding the pending acquisitions, including our ability to satisfy the conditions to closing and the expected timing and benefits of the acquisitions, our financing of the acquisitions, our strategy, descriptions of future operations, prospects, plans and objectives of management, future cash flow and distributions and our ability to execute our strategy, . These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made, and it is possible that the results described in this press release will not be achieved. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, including, without limitation, the following: our ability to consummate the proposed acquisitions on the terms currently contemplated; our ability to meet distribution expectations and projections; the volatility of oil, natural gas and NGL prices; our ability to safely and efficiently operate TXO’s assets; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; and the risks and other factors disclosed in TXO’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.